Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279497

PROSPECTUS

Safe & Green Holdings Corp.

4,327,793 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling stockholder (the “Selling Stockholder”) identified in this prospectus under the caption “Selling Stockholder” of up to 4,327,793 shares of our Common Stock, par value $0.01 (our “Common Stock”), consisting of (1) (a) 130,000 shares of our Common Stock (the “Shares”), (b) 1,249,310 shares of our Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”), (c) 2,758,620 shares of our Common Stock (the “Common Warrant Shares” and, together with the Shares and the Pre-Funded Warrant Shares, the “May Registrable Securities”) issuable upon exercise of warrants (the “Common Warrants”), in each case as issued to the Selling Stockholder in a private placement (the “May Private Placement”), pursuant to that certain Securities Purchase Agreement with the Selling Stockholder dated May 3, 2024 (the “Purchase Agreement”), and (2) 189,863 shares of our Common Stock (the “Inducement Warrant Shares” and, together with the May Registrable Securities, the “Registrable Securities”) issuable upon exercise of warrants (the “Inducement Warrants”) issued to the Selling Stockholder in a private placement (the “March Private Placement”), pursuant to that certain Inducement Agreement with the Selling Stockholder, dated March 8, 2024 (the “Inducement Agreement”). The March Private Placement was completed around March 12, 2024, and the May Private Placement was completed on May 7, 2024.

Concurrent and in connection with the May Private Placement, we issued to A.G.P./Alliance Global Partners (the “Placement Agent”), which acted as the sole placement agent for the May Private Placement, warrants to purchase 68,965 shares of Common Stock, which is equal to five percent of the Shares and Pre-Funded Warrants issued at the closing of the May Private Placement (the “Placement Agent Warrants” and, together with the Pre-Funded Warrants, the Common Warrants, and the Inducement Warrants, the “Warrants”) pursuant to that certain Placement Agency Agreement with the Placement Agent dated May 3, 2024 (the “Placement Agency Agreement”). The Placement Agent Warrants are exercisable commencing on the date of issuance and will terminate five years from the date of the closing of the May Private Placement and have an exercise price of $2.65 per share, subject to adjustment.

The Warrants are immediately exercisable. The Pre-Funded Warrants do not expire, and have an initial exercise price of $0.0001 per share, subject to adjustment. The Common Warrants expire on the five-year anniversary of the effective date of this registration statement and have an initial exercise price of $2.65 per share, subject to adjustment. The Placement Agent Warrants expire on the five-year anniversary of the date of the closing of the May Private Placement and have an initial exercise price of $2.65 per share, subject to adjustment. The Inducement Warrants expire on the five-year anniversary of the date of the initial exercise date of any Inducement Warrant, and have an initial exercise price of $5.206 per share, subject to adjustment.

We received approximately $4.0 million in aggregate gross proceeds from the May Private Placement, before deducting the placement agent fee and related offering expenses. For the March Private Placement, the Company received aggregate approximately $494,213 in aggregate gross proceeds, before deducting placement agent fees and other expenses payable by the Company pursuant to the Selling Shareholder exercising existing warrants for 1,898,630 shares of common stock (94,932 as adjusted for the May Stock Split (as defined below)) issued in a private placement offering that closed on October 27, 2021, at an exercise price of $0.2603 per share ($5.206 as adjusted for the May Stock Split).

We will not receive any proceeds from the sale of the Registrable Securities by the Selling Stockholder under this prospectus. However, assuming the exercise of all of the Common Warrants for 2,758,620 shares of our Common Stock by payment of cash, we will receive aggregate gross proceeds of approximately $7,310,343. Further, assuming the exercise of all of the Placement Agent Warrants for 68,965 shares of our Common Stock by payment of cash, we will receive aggregate gross proceeds of approximately $182,757. Further, assuming the exercise of all of the Inducement Warrants for 189,863 shares of our Common Stock by payment of cash, we will receive aggregate gross proceeds of approximately $988,427. We provide more information about how we plan to use the proceeds in the section titled “Use of Proceeds” on page 11 of this prospectus.

The Shares and the Warrants were offered and sold by us pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. We are registering the offer and resale of the Registrable Securities to satisfy the provisions of that certain registration rights agreement, dated May 3, 2024 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the Shares, the Pre-Funded Warrant Shares, and the Common Warrant Shares, and the Inducement Agreement, pursuant to which we agreed to register the resale of the Inducement Warrant Shares.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by the Purchase Agreement, the Registration Rights Agreement, the Placement Agency Agreement, the form of Pre-Funded Warrant, the form of Common Warrant and the form of Placement Agent Warrant attached as Exhibits 10.1, 10.2, 1.1, 4.1, 4.2 and 4.3, respectively, to our Current Report on Form 8-K filed with the SEC on May 9, 2024, each of which is incorporated herein by reference. The foregoing summaries of the Inducement Agreement and the Inducement Warrants do not purport to be complete and are qualified in their entirety by the Inducement Agreement and the form of Inducement Warrant attached as exhibits 10.3 and 4.4, respectively to our Quarterly Report on Form 10-Q filed with the SEC on May 17, 2024, each of which is incorporated herein by reference.

The Selling Stockholder may sell its shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 15 of this prospectus. We will pay the expenses incurred in registering the securities covered by this prospectus, including legal and accounting fees. To the extent the Selling Stockholder decides to sell any of its shares of Common Stock, we will not control or determine the price at which the shares are sold.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SGBX”. On May 30, 2024, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $4.10 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock.

Investing in our securities involves significant risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 6 and in our filings with the Securities and Exchange Commission (referred to herein as the “Securities and Exchange Commission” or the “SEC”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2024

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.safeandgreenholdings.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” “Safe & Green,” the “Registrant”, and “our business” refer to Safe & Green Holdings Corp., and “this offering” refers to the offering contemplated in this prospectus of the Registrable Securities.

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About this Prospectus

Neither the Selling Stockholder nor we have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, as described in “Incorporation of Certain Documents by Reference” in this prospectus, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Industry and Market Data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. We believe this information is reliable as of the applicable date of its publication; however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

Smaller Reporting Company

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary — Smaller Reporting Company” for additional information.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 6 and the financial statements and related notes included in this prospectus.

Corporate Information

We were incorporated in the State of Delaware on December 29, 1993 under the name PC411, INC. On January 12, 1999, we changed our name to CDSI Holdings, Inc. On November 4, 2011, CDSI Merger Sub, Inc., our wholly owned subsidiary, completed a reverse merger with and into SG Building Blocks, Inc. (“SG Building”), with SG Building surviving the reverse merger as our wholly owned subsidiary. Also on November 4, 2011, we changed our name to SG Blocks, Inc. On December 16, 2022, we changed our name to Safe & Green Holdings Corp. In addition, on December 16, 2022, our then wholly-owned subsidiary, SGB Development Corp. changed our name to Safe and Green Development Corporation by filing a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. Prior to our emergence from bankruptcy in June 2016, our Common Stock was quoted on the OTC Bulletin Board. Our Common Stock is currently listed for trading on the Nasdaq Capital Market under the symbol “SGBX.”

Our principal offices are located at 990 Biscayne Blvd., #501, Office 12, Miami, Florida 33132. Our website address is www.safeandgreeenholdings.com. The information contained in, and that can be accessed through our website, is not incorporated into and is not a part of this prospectus. Our phone number is (646) 240-4235.

Business Overview

We operate in the following four segments: (i) manufacturing and construction services; (ii) medical; (iii) real estate development; and (iv) environmental. The manufacturing and construction segment designs and manufactures modular structures built in our factories using raw materials that are Made-in-America. In the medical segment we have previously used our modular technology to offer prefabricated health facilities for on-site immediate COVID-19 testing and plan to provide our modular technology to offer turnkey solutions to medical testing and treatment and generating revenue from medical testing. Our real estate development segment’s current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. The environmental segment, the newest segment, plans to offer a sustainable medical and waste management solution that will utilize a patented technology to collect waste and treat waste for safe disposal.

We are a provider of modular facilities (“Modules”). We currently provide Modules made out of both code-engineered cargo shipping containers and traditional construction using wood and steel framing for use as both permanent or temporary structures for residential housing use and commercial use. Prior to the COVID-19 pandemic, the Modules we supplied were primarily for retail, restaurant and military use and were manufactured by third party suppliers using our proprietary technology and design and engineering expertise, which modifies code-engineered cargo shipping containers and purpose-built modules for use for safe and sustainable commercial, industrial and residential building. In March 2020, in response to the COVID-19 pandemic we began increasing our focus on providing our Modules as health care facilities for deployable medical response solutions. In September 2020, we acquired substantially all the assets of Echo DCL, LLC, a Texas limited liability company (“Echo”), except for Echo’s real estate holdings. Echo was a container/modular manufacturer based in Durant, Oklahoma specializing in the design and construction of permanent modular and temporary modular buildings and was one of our key supply chain partners. This acquisition allowed us to have more control over the manufacturing process and, as a result, we have increased our product offerings to add Modules made out of wood, steel and traditional construction materials.

During 2021, through our subsidiary, Safe and Green Development Corporation. (“SG DevCorp” or “SG Development”) we also began to focus on acquiring property to build multi-family housing projects in underserved regions utilizing the manufacturing services of our subsidiary SG Echo, LLC (“SG Echo”). In March 2022, we formed SG Environmental Solutions Corp. (“SG Environmental”) to focus on biomedical waste removal utilizing a patented technology that it licenses to shred and disinfect biomedical waste, rendering the waste disinfected, unrecognizable, and of no greater risk to the public health than residential household waste. In March 2023, we formed Safe and Green Medical Corporation

(“SG Medical”), to focus on providing our Modules as health care facilities with various clinics and labs that cater to the specific needs of local communities. To date, we have not generated revenue from SG DevCorp, SG Environmental or SG Medical.

Recent Developments

Reverse Stock Split

On May 2, 2024, we effected a 1-for-20 reverse stock split of our outstanding Common Stock (“Reverse Split”). As a result of the Reverse Split, each of our stockholders received one new share of Common Stock for every 20 shares such stockholder held immediately prior to the effective time of the Reverse Split. The Reverse Split affected all of our issued and outstanding shares of Common Stock equally. The Reverse Split also affected our outstanding stock options, warrants and other exercisable or convertible securities and resulted in the shares underlying such instruments being reduced and the exercise price being increased proportionately. No fractional shares were issued as a result of the Reverse Split. Any fractional shares that would have otherwise resulted from the Reverse Split was paid in cash, at an amount equal to the resulting fractional interest in one share of the Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on May 2, 2024. Except as indicated otherwise herein, the calculations based on outstanding Common Stock amounts after May 2, 2024 reflect the Reverse Split. Except where indicated otherwise therein, the documents incorporated by reference herein do not reflect the Reverse Split.

Nasdaq Continued Listing Rule Compliance

On April 19, 2024, we received a delinquency letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we were not in compliance with the continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1) (“Rule 5250(c)(1)”), which requires timely filing of periodic reports with the SEC for continued listing. On May 13, 2024, we received a letter (the “May 13 Compliance Notice”) from Nasdaq notifying the Company that it was now in compliance with Rule 5250(c)(1). Based on the May 7, 2024 and May 10, 2024 filings of the Company’s Form 10-K and Form 10-K/A, respectively, for the year ended December 31, 2023, Nasdaq has determined that the Company has regained compliance with Rule 5250(c)(1), and this matter is now closed according to the May 13 Compliance Notice.

On May 10, 2024, we received a letter (the “Delisting Notice”) from Nasdaq notifying the Company that Nasdaq previously notified the Company on November 7, 2023 that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”), which requires a minimum bid price of at least $1.00 per share for continued listing. On May 16, 2024, the Company received a letter (the “May 16 Compliance Notice”) from Nasdaq notifying the Company that it was now in compliance with Rule 5550(a)(2). Based on the Company’s closing bid price at or greater than $1.00 per share for 10 consecutive business days, from May 2, 2024 to May 15, 2024, Nasdaq has determined that the Company has regained compliance with Rule 5550(a)(2), and this matter is now closed according to the May 16 Compliance Notice.

Nasdaq Deficiency Notice

On May 16, 2024, the Company received a letter (the “Deficiency Notice”) from Nasdaq notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”) because the stockholders’ equity of the Company of $6,334,859, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, was below the minimum requirement of $2.5 million. As of May 30, 2024, the Company does not have a market value of listed securities of $35 million, or net income from continued operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, the alternative quantitative standards for continued listing on Nasdaq.

The notification received has no immediate effect on the Company’s continued listing on Nasdaq, subject to the Company’s compliance with the other continued listing requirements.

In accordance with Nasdaq’s Listing Rules, the Company has 45 calendar days from the date of the Deficiency Notice, or no later than June 30, 2024, to submit a plan to regain compliance with Rule 5550(b)(1) (a “Compliance Plan”). The Company intends to submit a Compliance Plan within 45 calendar days of the date of the Deficiency Notice and will evaluate available options to regain compliance. If such Compliance Plan is accepted by Nasdaq, the Company will be granted up to 180 calendar days from May 16, 2024, to evidence compliance with Rule 5550(b)(1). In the event the Company’s Compliance Plan is not accepted by Nasdaq, or in the event such Compliance Plan is accepted but the Company fails to evidence compliance within the extension period, the Company will have the right to a hearing before Nasdaq’s Hearing Panel (the “Panel”). The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and expiration of any additional extension period granted by the Panel following the hearing.

The Company intends to submit a Compliance Plan on or before June 30, 2024, monitor its stockholders’ equity and, if appropriate, consider further available options to evidence compliance with Rule 5550(b)(1).

Smaller Reporting Company

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. As a result of being considered a “smaller reporting company,” we will be entitled to certain exemptions regarding the disclosure that we are required to provide in our SEC filings. Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of Sarbanes-Oxley requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

The Offering

This prospectus relates to the resale from time to time, by the Selling Stockholder of up to 4,327,793 Registrable Securities, consisting of (1) (a) 130,000 Shares, (b) 1,249,310 Pre-Funded Warrant Shares, and (c) 2,758,620 Common Warrant Shares, in each case as issued to the Selling Stockholder in the May Private Placement, pursuant to the Purchase Agreement, and (2) 189,863 Inducement Warrant Shares as issued to the Selling Stockholder in the March Private Placement, pursuant to the Inducement Agreement. The May Private Placement was completed on May 7, 2024. The March Private Placement was completed around March 12, 2024.

Concurrent and in connection with the May Private Placement, pursuant to the Placement Agency Agreement, we issued to the Placement Agent 68,965 Placement Agent Warrants, which is equal to five percent of the Shares and Pre-Funded Warrants issued at the closing of the May Private Placement. The Placement Agent Warrants are exercisable commencing on the date of issuance and will terminate five years from the date of the closing of the May Private Placement.

The Warrants are immediately exercisable. The Pre-Funded Warrants do not expire, and have an initial exercise price of $0.0001 per share, subject to adjustment. The Common Warrants expire on the five-year anniversary of the effective date of this registration statement and have an initial exercise price of $2.65 per share, subject to adjustment. The Placement Agent Warrants expire on the five-year anniversary of the date of the closing of the May Private Placement and have an initial exercise price of $2.65 per share, subject to adjustment.

Securities offered by the Selling Stockholder	4,327,793 shares of Common Stock, consisting of (1) 130,000 Shares, (2) 1,249,310 Pre-Funded Warrant Shares, (3) 2,758,620 Common Warrant Shares, and (4) 189,863 Inducement Warrant Shares
Common Stock to be outstanding after this offering, assuming exercise of the Pre-Funded Warrants, the Common Warrants, and the Inducement Warrants	5,672,461 shares (assuming full exercise of the Pre-Funded Warrants, the Common Warrants, and the Inducement Warrants)
Terms of the Offering

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest will determine when and how they sell the shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution” in this prospectus.

Use of Proceeds

We received approximately $4.0 million in aggregate gross proceeds from the May Private Placement (before deducting fees to the Placement Agent and related offering expenses). Further, for the March Private Placement, the Company received aggregate approximately $494,213 in aggregate gross proceeds, before deducting placement agent fees and other expenses payable by the Company pursuant to the Selling Shareholder exercising existing warrants for 1,898,630 shares of common stock (94,932 as adjusted for the May Stock Split (as defined below)) issued in a private placement offering that closed on October 27, 2021, at an exercise price of $0.2603 per share ($5.206 as adjusted for the May Stock Split).

We will not receive any proceeds from the resale, if any, of the Registrable Securities by the Selling Stockholder. However, we may receive up to and approximately (a) $7,310,343 in aggregate gross proceeds from cash exercises of the Common Warrants, based on the per share exercise price of the Common Warrants, (b) $182,757 in aggregate gross proceeds from cash exercises of the Placement Agent Warrants, based on the per share exercise price of the Placement Agent Warrants, and (c) $988,427 in aggregate gross proceeds from cash exercises of the Inducement Warrants, based on the per share exercise price of the Inducement Warrants.

Any proceeds we have received from the May Private Placement and the March Private Placement, including any proceeds we receive from the exercise of the Common Warrants, the Placement Agent Warrants, and the Inducement Warrants, will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors

Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 6 and the similarly entitled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SGBX”.

Except as otherwise indicated herein, the number of shares of our Common Stock to be outstanding after this offering is based on 1,344,668 shares of Common Stock outstanding as of May 16, 2024, plus the 130,000 Shares, assumes we issue the additional 4,197,793 shares of Common Stock that are issuable under the Pre-Funded Warrants, the Common Warrants, and the Inducement Warrants, and excludes:

•        1,822 shares of Common Stock issuable upon the exercise of outstanding options at a weighted average exercise price of $1,574 per share;

•        225,834 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $14.41 per share;

•        82,201 shares of Common Stock issuable upon the conversion of outstanding convertible notes in the event of a default, inclusive of accrued interest at 8% per annum;

•        such number of shares of Common Stock equal to $187,500 to be issued to Maxim Partners LLC on August 9, 2024, such share number to be based upon the trading price of the Common Stock at such time;

•        30,213 shares of Common Stock issuable upon vesting of outstanding restricted stock units under our equity incentive plan;

•        4,892,146 shares of Common Stock reserved for issuance under our equity incentive plan; and

•        68,965 shares of Common Stock reserved for future issuance under the warrants issued to the Placement Agent as compensation in connection with this offering at an exercise price of $2.65 per share.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants and no vesting of the restricted stock units described in the bullets above. To the extent that options or warrants are exercised, restricted stock units vest, new awards are granted under our equity incentive plan, or we issue additional shares of Common Stock or warrants in the future, there will be further dilution to investors participating in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions contained in this prospectus and discussed under the heading “Risk Factors” included in our most recently filed Form 10-K, as revised or supplemented by subsequent filings, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. Similarly, the Selling Stockholder may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of sales made by us in future transactions to the Selling Stockholder at prices lower than the prices they paid. The Selling Stockholder will have discretion to vary the timing, prices, and number of shares sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. The trading price of our Common Stock has been volatile and subject to wide fluctuations.

The issuance of Common Stock to the Selling Stockholder may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Stockholder could cause the price of our Common Stock to decline.

We are registering for resale by the Selling Stockholder up to 4,327,793 shares of Common Stock, consisting of (1) 130,000 Shares, (2) 1,249,310 Pre-Funded Warrant Shares, (3) 2,758,620 Common Warrant Shares, and (4) 189,863 Inducement Warrant Shares. The number of shares of our Common Stock ultimately offered for resale by the Selling Stockholder under this prospectus is dependent the number of Registrable Securities issued. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance of shares to the Selling Stockholder may cause the trading price of our Common Stock to decline.

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors. We expect to require additional capital until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options, restricted stock units or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

Our Amended and Restated Certificate of Incorporation, as amended, authorizes the issuance of 75,000,000 shares of our Common Stock and 5,405,010 shares of preferred stock. In certain circumstances, the Common Stock, as well as the awards available for issuance under our equity incentive plan, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock, including pursuant to outstanding equity awards, would further dilute the percentage ownership of us held by holders of Common Stock. In addition, the issuance of certain securities, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Future sales of our Common Stock could cause the market price for our Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

The shares of Common Stock issued in connection with this offering will be freely tradeable without restriction or further registration under the Securities Act.

Because we will not declare cash dividends on our Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including our most recent Form 10-K entitled “Business,” and in the Form 10-K and the subsequent Forms 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

Risks Relating to our Financial Position and Capital Requirements

•        We could experience a shortfall in cash over the next twelve months.

•        Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

•        We have incurred net losses in prior periods and there can be no assurance that we will generate income in the future.

•        To date we have not generated revenue from SG Medical Co or SG Environmental Services.

•        We will need to raise additional capital to fund our existing operations.

•        We must timely register the shares issuable under the Debenture and the Warrant.

•        We may not have an adequate number of shares of common stock authorized to complete future equity transactions.

Risks Relating to our Company

•        Our ability to meet our workforce needs is crucial to our results of operations and future sales and profitability.

•        We have a fixed cost base that will affect our profitability if our sales decrease.

•        A material disruption of our suppliers or SG Echo’s facilities could prevent us from meeting customer demand.

•        A natural disaster, the effects of climate change, or other disruptions at our SG Echo facility could adversely affect us.

•        The requirements of being a public company may strain our resources and divert management’s attention.

•        We are dependent on the services of key personnel, a few customers and vendors.

•        We currently are, and may in the future be, subject to legal proceedings or investigations.

•        The loss customers or vendors could have a material adverse effect on us.

Risks Relating to our Business and Industry

•        Changes in general economic conditions and geopolitical and other conditions may adversely impact our business.

•        Limited availability or increases in costs of transportation could adversely affect our business and operations.

•        Expansion of our operations may strain resources.

•        Our clients may adjust, cancel or suspend the contracts in our backlog.

•        Our liability for estimated warranties may be inadequate.

•        We can be adversely affected by failures of persons who act on our behalf to comply with applicable regulations.

•        The cyclical and seasonal nature of the construction industry causes our revenues and operating results to fluctuate.

•        Our business depends on the construction industry and general business, financial market and economic conditions.

•        Our business relies on private investment and a slower than expected economy may adversely affect our results.

•        A material disruption at one of our suppliers’ facilities could negatively affect our overall financial results.

•        We are subject to risks regarding environmental, health and safety laws and regulations.

•        Our business may be subject to economic and political risks of vendors obtaining supplies from foreign countries.

•        Our operating results will be subject to fluctuations and are inherently unpredictable.

•        We are subject to cybersecurity risks.

•        We could suffer adverse tax and other financial consequences if we are unable to utilize our net operating loss carryforwards.

Risks Relating to our Common Stock

•        Failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a delisting.

•        Our stock price has been subject to fluctuations in the past, has recently been volatile and our stock is thinly traded.

•        The requirements of being a public company may strain our resources.

•        Sales of shares of our common stock, could cause the price of our common stock to decline and result in dilution.

•        Certain provisions of Delaware law could discourage, delay or prevent a merger or acquisition at a premium price.

•        We have availed ourselves of reduced disclosure requirements, which may make our common stock less attractive.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” beginning on page 6 of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We received approximately $4.0 million in proceeds pursuant to the May Private Placement. Further, for the March Private Placement, the Company received aggregate approximately $494,213 in aggregate gross proceeds, before deducting placement agent fees and other expenses payable by the Company pursuant to the Selling Shareholder exercising existing warrants for 1,898,630 shares of common stock (94,932 as adjusted for the May Stock Split (as defined below)) issued in a private placement offering that closed on October 27, 2021, at an exercise price of $0.2603 per share ($5.206 as adjusted for the May Stock Split).

Further, we will receive approximately $7,310,343 in aggregate gross proceeds from cash exercises of the Common Warrants, based on the per share exercise price of the Common Warrants, if all the Common Warrants are exercised for cash. Further, assuming the exercise of the Placement Agent Warrants for all 68,965 shares of our Common Stock by payment of cash, however, we will receive aggregate gross proceeds of approximately $182,757. Further, assuming the exercise of all of the Inducement Warrants for 189,863 shares of our Common Stock by payment of cash, we will receive aggregate gross proceeds of approximately $988,427. However, we will not receive any proceeds from the sale of the Registrable Securities by the Selling Stockholder nor the sale of the shares received pursuant to exercise of the Placement Agent Warrants.

We currently intend to use these proceeds for working capital and other general corporate purposes.

We will pay the expenses of registration of the Registrable Securities covered by this prospectus, including legal and accounting fees.

The prices at which the Registrable Securities may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership of our Common Stock beneficially owned by our current directors, named executive officers, our directors and current executive officers as a group and our 5% stockholders as of May 16, 2024 and as adjusted to reflect the sale of the securities offered in this offering (assuming the issuance of all of the 4,327,793 shares of Common Stock being registered in this offering which are not outstanding as of May 16, 2024), by (i) each current director, (ii) each named executive officer, (iii) each person who we know to be the beneficial owner of more than 5% of our Common Stock, and (iv) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage ownership prior to this offering is based on 1,344,668 shares of our Common Stock outstanding as of May 16, 2024. Percentage ownership after this offering is based on 5,672,461 shares of our Common Stock outstanding assuming the issuance of all of the 4,327,793 shares of Common Stock being registered in this offering which are not outstanding on the date hereof.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Safe and Green Development Corporation, 990 Biscayne Boulevard, #501, Office 12, Miami, Florida 33132.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of profits interest units, warrants or other rights that are either immediately exercisable or exercisable on or before July 30, 2024, which is approximately 60 days after the date of this prospectus. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned Prior to this Offering	Percentage of Common Stock Beneficially Owned After this Offering
Paul M. Galvin, Chairman and Chief Executive Officer	88,185	(1)	6.56%	1.55%
Patricia Kaelin, Chief Financial Officer	11,750		*	*
William Rogers, Former Chief Operating Officer	9,088		*	*
Jill Anderson, Director	6,930		*	*
Shafron Hawkins, Director	11,210		*	*
Thomas Meharey, Director	3,772		*	*
Christopher Melton, Director	14,052	(2)	1.05%	*
David Villarreal, Director	16,552		1.23%	*
All current executive officers and directors as a group (7 persons)	152,450		11.34%	2.69%

5% Stockholders other than executive officers and directors
John William Shaw(3)	198,505		14.76%	3.50%

____________

*        Less than 1% ownership interest.

(1)      Includes 42,822 shares of Common Stock held directly by Mr. Galvin and 25 shares held by TAG Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in the Company. Mr. Galvin is a managing member of, and has a controlling interest in, TAG and may be deemed to beneficially own the share of Common Stock held by TAG, over which he has shared voting and dispositive power. Mr. Galvin disclaims beneficial ownership of the shares of Common Stock held by TAG except to the extent of his pecuniary interest therein. Also includes 1,190 options to purchase our Common Stock presently exercisable.

(2)      Includes 10 shares of Common Stock held in Mr. Melton’s retirement account, which Mr. Melton indirectly owns, and 4,424 shares of Common Stock held directly by Mr. Melton.

(3)      The address of Mr. Shaw is 1005 E. Las Tunas Drive, #116, San Gabriel, California 91776.

SELLING STOCKHOLDER

The shares of Common Stock being offered by the Selling Stockholder are the Registrable Securities, consisting of the Shares, the Pre-Funded Warrant Shares, the Common Warrant Shares, and the Inducement Warrant Shares. For additional information regarding the issuance of these securities, see “Prospectus Summary — The Offering” on page 4 of this prospectus. We are registering the Registrable Securities in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The following table sets forth certain information with respect to the Selling Stockholder, including (i) the number of shares of our Common Stock beneficially owned by the Selling Stockholder prior to this offering without regard to any beneficial ownership limitations contained in the Pre-Funded Warrants, the Common Warrants, or the Inducement Warrants, (ii) the number of shares being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering assuming the sale of all of the shares of Common Stock covered by this prospectus. The registration of the Registrable Securities does not necessarily mean that the Selling Stockholder will sell all or any of the Registrable Securities, but the number of shares and percentages set forth in the final two columns below assume that all Registrable Securities are sold.

The table is based on information supplied to us by the Selling Stockholder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a Selling Stockholder and the percentage ownership of that Selling Stockholder, shares of Common Stock subject to warrants held by that Selling Stockholder that are exercisable within 60 days after May 31, 2024, are deemed outstanding. The percentage of beneficial ownership after this offering is based on 5,672,641 shares of Common Stock outstanding assuming the issuance of all of the 4,327,793 shares of Common Stock being registered in this offering which are not outstanding on the date hereof.

We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the Selling Stockholder upon termination of the offering covered by this prospectus because the Selling Stockholder may offer some, all or none of the shares of Common Stock being offered in the offering. Information about the Selling Stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Maximum Number of Shares of Common Stock to be Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned Immediately Following this Offering(1)
		Number	Number	Percentage
Armistice Capital Master Fund Ltd.	4,327,793	4,327,793	—	—%

____________

(1)      Number and Percentage are based on 1,344,668 shares of Common Stock outstanding as of May 16, 2024, assuming the resale of all Common Stock covered by this prospectus and giving effect to the beneficial ownership blockers in the Warrants held by the Selling Shareholder.

(2)      Consists of (1) 130,000 Shares, (2) 1,249,310 shares of our Common Stock issuable upon exercise of Pre-Funded Warrants, (3) 2,758,620 shares of our Common Stock issuable upon exercise of the Common Warrants, and (4) 189,863 shares of our Common Stock issuable upon exercise of the Inducement Warrants. These securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The Master Fund’s address is

c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The Master Fund may not exercise the Pre-Funded Warrants, the Common Warrants, or the Inducement Warrants to the extent such exercise would cause the Master Fund, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 9.99% or 4.99% (or, upon election of the holder, 9.99%), respectively, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion or exercise of such securities which have not been so converted or exercised.

Relationship with Selling Stockholder

To our knowledge, the Selling Stockholder did not have any position, office, or other material relationship with us or any of our affiliates within the past three years.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales;

•        in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the Selling Stockholder does not own any Registrable Securities, Pre-Funded Warrants or Common Warrants. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR SECURITIES

The following description of our capital stock and the provisions of our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”) are summaries and are qualified by reference to the certificate of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Description of Common Stock.

Authorized Shares of Common Stock.    We currently have authorized 75,000,000 shares of Common Stock.

Voting.    Holders of our Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Our directors are elected by a plurality of the votes cast by the stockholders entitled to vote at our annual meeting of stockholders.

Dividends.    Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our Common Stock are entitled to receive dividends ratably when, as and if declared by our Board of Directors, out of funds legally available for that purpose. We have not paid any dividends on our Common Stock and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Liquidation.    Upon our liquidation, dissolution or winding up, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any.

Rights and Preferences.    The holders of our Common Stock have no preemptive, subscription or redemption rights pertaining to our Common Stock and have no rights to convert their Common Stock into any other securities. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of our Common Stock be issued. In addition, the rights of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future. See “Risk Factors” section in our most recent Form 10-K for a further description of risks related to our Common Stock.

Fully Paid and Nonassessable.    All of our issued and outstanding shares of Common Stock are fully paid and nonassessable.

Description of the Warrants

Duration and Exercise Price.    All Warrants are immediately exercisable upon issuance. The Pre-Funded Warrants have an exercise price of $0.0001 per share and do not expire. The Common Warrants and the Placement Agent Warrants have an exercise price of $2.65 per share. The Inducement Warrants have an exercise price of $5.206 per share and expire on the five-year anniversary of the date of the initial exercise date of any Inducement Warrant. The Common Warrants expire five years from the effective date of this registration statement. The Placement Agent Warrants expire five years from the date of the closing of the May Private Placement. The exercise price and number of shares of Common Stock issuable upon exercise of any Warrant is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock the and exercise price.

Exercisability.    The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares (or an exemption from registration under the Securities Act is available for the issuance of such shares), by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise.

If a registration statement or current prospectus is not effective or available for the registration under the Securities Act of the Warrants, or the resale of the shares of Common Stock underlying the Warrants, at any time 60 days after the issue date, the holder may, in its sole discretion, elect to exercise Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the applicable Warrant.

Exercise Limitation.    A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. A holder will not have the right to exercise any portion of the Common Warrants, the Inducement Warrants, or the Placement Agent Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants, the Inducement Warrants, or the Placement Agent Warrants, as applicable. Any holder of the Common Warrants, the Inducement Warrants, or the Placement Agent Warrants may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exchange Listing.    There is no established trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

Participation Rights.    If at any time we grant, issue or sell any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any shares of Common Stock (the “Purchase Rights”), the holder of any Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the beneficial ownership limitations, the aggregate Purchase Rights which the holder of such Warrants could have acquired if the holder had held the number of Common Stock acquirable upon complete exercise of such Warrant.

Fundamental Transactions.    If (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), each a “Fundamental Transaction,” then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our shares of Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of any Warrant shall be given the same choice as to the consideration it receives upon any exercise of such Warrant following such fundamental transaction. In addition, the successor entity, at the request of the holder of any Warrant, will be obligated to purchase any unexercised portion of such Warrant, in accordance with the terms of such Warrant.

Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, we or any Successor Entity (as defined in the Purchase Agreement) shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase a Warrant, from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Purchase Agreement) of the remaining unexercised portion of such Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within our control, including if not approved by our Board of Directors, the holder will only be entitled to receive from us or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of such Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction.

Rights as a Stockholder.    Except as otherwise provided in the applicable Warrant or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises such Warrant.

Resale/Registration Rights.    We have filed this registration statement with the SEC that includes this prospectus to register for resale under the Securities Act, the Registrable Securities, consisting of the Shares, the Pre-Funded Warrant Shares the Common Warrant Shares, and the Inducement Warrant Shares, but not the shares issuable upon exercise of the Placement Agent Warrants, to satisfy our obligations in connection with the May Private Placement and the March Private Placement. We are required to use commercially reasonable efforts to cause such registration to become effective within 45 days of the closing of the May Private Placement (or 60 days in the event of a full review by the SEC) for the May Registrable Securities, and within 60 days of the closing of the March Private Placement (or 90 days in the event of a full review by the SEC) for the Inducement Warrant Shares, and to keep such registration statement effective at all times until the Selling Stockholder does not own any Registrable Securities, Pre-Funded Warrants, Common Warrants, or Inducement Warrants.

Reverse Stock Split

On May 2, 2024, we effected the Reverse Split. As a result of the Reverse Split, each of our stockholders received one new share of Common Stock for every 20 shares such stockholder held immediately prior to the effective time of the Reverse Split. The Reverse Split affected all of our issued and outstanding shares of Common Stock equally. The Reverse Split also affected our outstanding stock options, warrants and other exercisable or convertible securities and resulted in the shares underlying such instruments being reduced and the exercise price being increased proportionately. No fractional shares were issued as a result of the Reverse Split. Any fractional shares that would have otherwise resulted from the Reverse Split was paid in cash, at an amount equal to the resulting fractional interest in one share of the Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on May 2, 2024.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, such negotiation could result in an improvement of the terms of such proposals.

Certificate of Incorporation and Bylaws

Certain provisions set forth in our Certificate of Incorporation, our Bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Proposals of business and nominations.    Our Bylaws generally regulate proposals of business and nominations for election of directors by stockholders. In general, Section 3.16 requires stockholders intending to submit proposals or nominations at a stockholders meeting to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business or nomination as well as information regarding the proposed business or nominee. Section 3.16 provides a time period during which business or nominations must be provided to the Company that will create a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Blank Check Preferred Stock.    Our Board of Directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval.

Board Vacancies.    Our Bylaws generally provide that only the board of directors (and not the stockholders) may fill vacancies and newly created directorships.

While the foregoing provisions of our Certificate of Incorporation, Bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•        prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•        at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset, stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of Section 203 to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Listing

Our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol “SGBX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC. The transfer agent’s principal business address is 48 Wall Street, Floor 23, New York, New York 10005, and its telephone number is (800) 468-9716.

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus have been passed upon for us by Snell & Wilmer L.L.P., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2023 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of M&K CPAS PLLC, an independent registered public accounting firm, incorporated by reference, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements as of and for the year ended December 31, 2022 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Whitley Penn LLP, an independent registered public accounting firm, incorporated by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC maintains an Internet website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet website. Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we will file reports, proxy statements and other information with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including those made after (i) the date of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the shares of our Common Stock included in this prospectus:

•        Our Annual Report on Form 10-K/A for the year ended December 31, 2023 (File No. 001-38037) filed with the SEC on May 10, 2024;

•        Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 (File No. 001-38037) filed with the SEC on May 17, 2024;

•        Our Current Reports on Form 8-K filed with the SEC on January 10, 2024, January 16, 2024, January 31, 2024, February 6, 2024, February 12, 2024, February 13, 2024, February 22, 2024 (as amended on Form 8-K/A filed with the SEC on February 26, 2024), February 29, 2024, March 8, 2024, March 15, 2024, March 19, 2024, April 29, 2024, May 2, 2024, and May 9, 2024 (File Nos. 001-38037); and

•        The description of the Registrant’s Common Stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, as filed on March 20, 2017 (File No. 001-38037), including any amendment or report filed for the purpose of updating such description, as updated by the description of the Common Stock filed as Exhibit 4.9 to our Annual Report on Form 10-K/A for the year ended December 31, 2023 filed with the SEC on May 10, 2024, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequent prospectus supplement or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) from our website (www.safeandgreenholdings.com) or by writing or calling us at the following address and telephone number:

Safe & Green Holdings Corp.
990 Biscayne Blvd., Suite 501
Miami, Florida 33132
(646) 240-4235

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Safe & Green Holdings Corp.

4,327,793 Shares of Common Stock

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PROSPECTUS

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May 31, 2024